EXHIBIT 99.6

FORM OF NOMINEE HOLDER CERTIFICATION

TULLY’S COFFEE CORPORATION

RIGHTS OFFERING

UP TO 1,750,000 SHARES OF COMMON STOCK AND 3,550,000 INVESTMENT UNITS

THIS NOMINEE HOLDER CERTIFICATION IS VOID UNLESS RECEIVED BY THE COMPANY’S INVESTOR RELATIONS DEPARTMENT BEFORE 5:00 P.M., PACIFIC TIME, ON FEBRUARY 8, 2005, UNLESS SUCH EXPIRATION DATE IS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF TULLY’S COFFEE CORPORATION DATED JANUARY 11, 2005 (THE “PROSPECTUS”). CAPITALIZED TERMS NOT DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN TO THEM IN THE PROSPECTUS.

The undersigned, a broker, dealer, trustee, depository for securities, custodian bank or other nominee holder (the “Nominee Holder”) of nontransferable subscription rights to purchase shares of common stock (the “Common Stock”) of Tully’s Coffee Corporation (the “Company”) and investment units (each investment unit consisting of four shares of the Company’s Series A Convertible Preferred Stock and a warrant to purchase two shares of Common Stock) (the “Investment Units”) pursuant to the rights offering described and provided for in the Prospectus, hereby certifies to the Company that, with respect to the beneficial owner on whose behalf the undersigned is acting, identified below (the “Client”), the undersigned received the instructions set forth in the subscription agreement with respect to the Client’s subscription to purchase shares of Common Stock and Investment Units. The undersigned hereby waives, and releases the Company from, any rights or claims it may have in its capacity as a Nominee Holder for the Client related to preemptive rights (if any) held from February 1994 through October 1999; by signing below, the Nominee Holder is not waiving or releasing any rights or claims of the Client, except to the extent expressly authorized by the Client.

Print Name of the Nominee Holder:

By:

Print Signer’s Name:

Print Title:

Contact Name:

Contact Phone Number:

Note: A separate Nominee Holder Certification is required for each beneficial owner for which the Nominee Holder receives instructions to exercise the subscription rights described above.

Name and address reference information for the Nominee Holder as set forth in the records of the Company.

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